Exhibit 99.153

OFFICE OF THE UNITED STATES TRUSTEE
CENTRAL DISTRICT OF CALIFORNIA

IN RE:
SN Insurance Administrators, Inc.
DEBTOR
CHAPTER 11 CASE NO. SV00-14102-GM

DEBTOR IN POSSESSION INTERIM STATEMENT
STATEMENT NO. 21
FOR THE PERIOD FROM: 12/1/2001
TO: 12/31/2001

CASH ACTIVITY ANALYSIS	DIP Payroll Account	DIP Operating Account	DIP WCMA / MLIF Account	DIP Operating Account	Pre-Petition Payroll Account	Pre-Petition Operating Account	Pre-Petition Concentration Acct	Pre-Petition Account Payable Acct
		CLOSED 2/01			CLOSED 5/12/00	CLOSED 6/1/00	CLOSED 5/10/00	CLOSED 5/15/00
A. Total Receipts Per All Prior Interim Statements	$12,735,019.47	$201,886.69	$744,039.85	$166,003.59	$89,716.19	$55.00	$0.00	$0.00
B. Less: Total Disbursements Per All Prior Interim Statements	$12,733,766.78	$201,886.69	$487,304.49	$139,503.63	$89,716.19	$55.00	$0.00	$0.00

C. Beginning Balance	$1,252.69	$0.00	$256,735.36	$26,499.96	$0.00	$0.00	$0.00	$0.00

D. Receipts During Current Period Per Attached Schedule	$0.00	$0.00	$658.49	$20,000.00	$0.00	$0.00	$0.00	$0.00

E. Balance Available	$1,252.69	$0.00	$257,393.85	$46,499.96	$0.00	$0.00	$0.00	$0.00

F. Less: Disbursements During Period Per Attached Schedule	$14.75	$0.00	$55,497.44	$25,971.05	$0.00	$0.00	$0.00	$0.00

G. Ending Balance	$1,237.94	$0.00	$201,896.41	$20,528.91	$0.00	$0.00	$0.00	$0.00

H. ACCOUNT INFORMATION
(1). DIP Payroll Account
(a) Bank name and location	Bank of America, 345 Montgomery Street, LL1, San Francisco, CA 94104
(b) Account Number	15811-20465
(2). DIP Operating Account
(a) Bank name and location	Imperial Bank, 226 Airport Parkway, San Jose, CA 95110
(b) Account Number	17-402-552 CLOSED 2/01
(3). DIP WCMA/MLIF Account
(a) Bank name and location	Merrill Lynch, 10 West Second Street, #400, Dayton, OH 45402
(b) Account Number	77M07W62
(4). DIP Operating Account
(a) Bank name and location	Bank of America, 345 Montgomery Street, LL1, San Francisco, CA 94104
(b) Account Number	15816-16574
(5). Pre-Petition Payroll Account
(a) Bank name and location	Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90067
(b) Account Number	14177-04994 CLOSED 5/12/00
(6). Pre-Petition Operating Account
(a) Bank name and location	Imperial Bank, 226 Airport Parkway, San Jose, CA 95110
(b) Account Number	17-401-289 CLOSED 6/1/00
(7). Pre-Petition Concentration Account
(a) Bank name and location	Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90067
(b) Account Number	14178-04941 CLOSED 5/10/00
(8). Pre-Petition Accounts Payable Account
(a) Bank name and location	Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90067
(b) Account Number	77652-01166 CLOSED 5/15/00
I. Other Monies On Hand: None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowledge:

Dated:	1/22/2002	Signed:	/s/ ALEX CORBETT